UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/PRE-EFFECTIVE AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REMOVE-BY-YOU, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

5130

(Primary Standard Industrial Classification Code Number)

47-2548484

(I.R.S. Employer Identification Number)

128 Walnut Hill Road, Bethel, CT 06801

203-648-6478

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporate Place, Inc., 601 E. Charleston Street, Suite 100, Las Vegas, NV, 89104

801-885-0113

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:

Blair Krueger, Esq.

Kenneth Yonika, CPA

Krueger LLP

7486 La Jolla Boulevard

La Jolla, California 92037

(858) 405-7385

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	4,000,000 shares	$.01	$40,000	$4.65

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC” or the “Commission”), acting pursuant to Section 8(a), may determine.

_______________

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion April 9, 2015

4,000,000 SHARES

COMMON STOCK

REMOVE-BY-YOU, INC.

Remove-By-You, Inc. (“RBY”, the “Company” or the “Registrant”) is offering for sale a maximum of 4,000,000 shares of its common stock at a fixed price of $.01 per share (this “Offering”). There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain all the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Mr. Kyle Markward, will attempt to sell the shares himself. This prospectus will permit our president and chief executive officer to sell the shares in this Offering directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Markward will sell the shares and intends to offer them to friends, family members and other business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone, email and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The proceeds from the sale of shares in this Offering will be made payable to Krueger LLP - Attorney-Client Trust Account. All subscription funds will be held in a noninterest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights). For more information, see the section of this prospectus entitled “Plan of Distribution.”

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is considered an illiquid investment. We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 8.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 8	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Total	4,000,000	$40,000	$0.00	$40,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2015.

PROSPECTUS SUMMARY

About Remove-By-You, Inc.

Remove-By-You, Inc. was incorporated under the laws of the State of Nevada on November 25, 2014, at which time it acquired a unique all-natural product formula to be used with a regimen of home-care micro-needle devices to remove unwanted tattoos through a DIY, or do-it-yourself program , created by its founder Mr. Kyle Markward. As of April 9, 2015, we had one employee, our founder and president, Kyle Markward. During the period November 25, 2014 (date of inception) through April 9, 2015, Mr. Markward devoted a minimum of five (5) hours per week to in excess of thirty (30) hours per week as necessary. For calendar year 2015, Mr. Markward has committed to provide at least fifteen (15) hours a week to the Company, but may increase that number as necessary to continue to develop the business. For calendar year 2015, Mr. Markward will continue to provide his services at no cost to the Company. Mr. Markward currently works for another unrelated business for which he is compensated through a monthly paycheck.

The Company issued 3,000,000 shares of its common stock to Mr. Markward in exchange for organizational services incurred upon incorporation. These services were valued at $3,000. Following formation, we issued an additional 1,000,000 shares of common stock to Mr. Markward, in exchange for a DIY program that he developed over period of more than 12 months. This DIY program consists of a special regimen of techniques utilizing readily available home-care micro-needle devices in preparing a person’s tattoo covered skin for accelerated absorption of an all-natural product formula. This formula helps aid the body’s lymphatic system in removing foreign material, an unwanted tattoo. The cost to develop the formula and home-care micro-needle regimen was approximately $1,000 which is the value we placed upon the shares issued to Mr. Markward. The Company believes that its all-natural product formula and home-care micro-needle regimen is a safe alternative to laser-tattoo removal and/or harsh caustic chemical-type formulas currently available on the market to remove unwanted tattoos.

Remove-By-You, Inc. is an early stage company (“development stage”) and has no financial resources. We have not established or attempted to establish a source of equity or debt financing. Our auditors included an explanatory paragraph in their report on our financial statements that states that “the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.” We are in the early stages of development. While we are a development stage business we do not consider ourselves a shell company as that term is defined under Rule 405. We have operations, commenced recently in 2014, operations which to date are more than nominal even though we have not generated revenue. Company’s management and its consultants expressly worked towards implementation of the Company’s core business strategy, including but not limited to, meeting with legal and financial advisors, manufacturers, and skincare product distributors both locally and nationally in anticipation of its progressing business operations. Also, as disclosed elsewhere in our unaudited interim financial statements filed herewith, the Company incurred significant expenses in product development utilizing the above mentioned industry consultants on an as-needed basis. For the period November 25, 2014 (inception) through February 28, 2015, the Company’s operational costs for such services rendered was approximately $20,000. The Company incurs between $5,000 to $7,500 per month for development and furtherance of its business operations.

Most if not all (69%, or $27,500, of the maximum Offering proceeds of $40,000) of the proceeds of this Offering will be applied to costs and fees associated with the Offering. Moreover, in the event the Company is unable to raise the maximum proceeds under this Offering, the implementation of its business plan will be difficult, if not impossible. Estimated costs to develop our intended product and service offering could very well be in excess of $150,000. The Company will need an additional $75,000 to $125,000 (beyond the maximum Offering proceeds) to purchase raw materials for inventory, introduction and placement of progressive marketing and advertising programs for its intended product and service offering.

The Company has no plans or intention to be acquired or merge with another operating business entity nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

RBY is in the business of developing, assembling, marketing and selling an all-natural product formula to be used with a regimen of home-care micro-needle devices to remove unwanted tattoos through a DIY program. Specifically, RBY developed what it calls its ‘Remove-By-You’ system, a unique all-natural cosmeceutical product formula that is the main component of the system .. RBY owns certain property it believes to be intellectual in nature - suggested use (or procedures) employing home-care micro-needle devices with an all-natural product formula assisting the body with its own healing process in removing unwanted tattoos.

The “Remove-By-You” system we believe works in a symbiotic manner with the body’s natural healing process and the removal of foreign materials through the lymphatic system. Symbiosis is commonly referred to as a close and often long-term interaction between two or more different biological organisms. In 1877, Albert Bernhard Frank used the word symbiosis to describe the mutualistic relationship in lichens. In 1869, the German mycologist Heinrich Anton de Bary defined it as "the living together of unlike organisms."

Symbiotic relationships include those associations in which one organism lives on another (ectosymbiosis, such as mistletoe), or where one partner lives inside the other (endosymbiosis, such as lactobacilli and other bacteria in humans or Symbiodinium in coral). Symbiosis may be classified by physical attachment of organisms; symbiosis in which organisms have bodily union called conjunctive symbiosis, and symbiosis in which they are not in union called disjunctive symbiosis.

The skin serves as the human body's most important epithelial interface. As the body's largest organ, the skin serves not only as physical protection of the bloodstream, but assists with thermoregulation and osmoregulation of the human body. We believe that through the use of our “Remove-By You” system, which consists of our unique all-natural product formula and the suggested use of home-care micro-needle devices (in varying patterns) perform commensality or as a symbiotic function with its host, the skin, in stimulating the  healing process (ink removal) and its desired results (tattoo removal).

The Company does not own patents or rights to intellectual property that would be protected under patent and/or trademark protection afforded in the United States.

The Company formulates and tests its product and service offering through the skills of Mr. Markward. And through the engagement of discussion with potential suppliers, vendors, and/or skincare product distributors who may help sell our DIY program into the marketplace. To date, no saleable product or revenues have been generated from these development efforts.

Professional skin needling is considered a safe skin treatment when performed by a medical aesthetician, nurse, or physician. Home-care micro-needling devices are designed specifically for in-home use. They are largely unregulated due to the size of the needles and design. Our system suggests the use of only home-care micro-needling devices. Specially designed home-care models with short, fine needles of approximately 0.2-mm depth may be used two to three times per week to reduce pore size, oil production, fine lines, and enhance delivery and effectiveness of topical agents such as our unique all-natural product formula to promote tattoo removal. The quality of needles is of the utmost importance, as many products sold on the Internet are made with poor-quality needles. To date, we use the Derma Roller™ brand in our testing. We do not, however, advocate one brand over another.

Micro-needling at home can be done three times per week combined with our all-natural product formula on the tattooed area, as well non-tattooed areas. The first micro-needle device was invented in Germany by an entrepreneur as a drum-shaped hand-roller. A handheld device that uses two hundred fine needles to create micro channels in the skin, offering a range of five needle sizes from 0.5 mm to 2.5 mm. We found that when a handheld home-care micro-needle device is used with a topical serum, particularly our all-natural product formula, the skin’s absorption of the serum is enhanced. The repair process we believe begins almost immediately. Approximately one to two hours after application, micro-channels created by the home-care micro-needles fully close (or shrink considerably in size) through the skin’s own natural healing process, allowing the user’s normal routine to resume.

With use of an all- natural product formula contained in our ‘Remove-By-You’ system (along with proper use of home-care micro-needles) the user’s macrophage skin cell are activated through treatment and gradually start to fade tattoo granules of color or pigment naturally. Along with breaking down tiny ink particles the user’s macrophage skin cells begin to remove foreign objects naturally and with the assistance and application of our all-natural product formula the user’s skin begins to heal naturally. Unwanted tattoos we believe begin to fade over a series of treatments, carried away by the body's natural lymphatic system. Our initial observations are based on ten users who desired to have their unwanted tattoos removed without the use of laser or caustic chemicals. Initial product development, which consisted of our unique formula, the use of standard home-care micro-needle devices began early in 2013. In connection with professional guidance of two skincare consultants we developed a regimen of specific procedures using home-care micro-needle devices, pre-procedure preparation of the tattooed skin area as well as post-preparation or recovery period maintenance to optimize results. Most of our product testing resulted from users located in Fairfield County, Connecticut and the New York City region. Users over time began to see positive effects on unwanted tattooed areas with no discernible scarring or further damage to their skin. We cannot guarantee that our DIY program, once fully developed, will produce these qualities or generate such results on a widespread basis or otherwise.

We believe that our ‘Remove-By-You’ system utilizes a unique topical serum blend of essential oils, botanicals and other natural ingredients that provides nourishment to the skin as well as assisting the body in ridding itself of unwanted ink. As mentioned above through trial and error we developed a system using an unscientific methodology of micro-needle techniques in association with a unique formula to be used on the skin during and after (the techniques) to aid in proper lymphatic removal. This system we believe penetrates the skin delivering essential nutrients to below the surface layer of skin, assisting the body in its natural process of collagen generation, along with the body’s natural lymphatic system removal of ‘unwanted’ foreign bodies, for our user’s commonly known as microphage or tattoo ink particles. As mentioned above, purely anecdotal stories obtained from our trial and error user efforts describe a decrease in tattoo appearance after regular use of our ‘ system’. We believe that a user may achieve an appearance of natural unblemished skin or lessened tattoo presence through our ‘system’ and its unique formula.

Our executive offices are located at 128 Walnut Hill Road, Bethel Connecticut, 06801, and our telephone number is (203) 648-6478. We may refer to ourselves throughout this prospectus as “RBY,” the “Company,” “we” or “us.”

This Offering

RBY is offering for sale a maximum of 4,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Mr. Markward, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to his for any shares he may sell. Mr. Markward will sell the shares and intends to offer them to friends, family members and other business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact.

The proceeds from the sale of the shares in this Offering will be made payable to Krueger LLP – Attorney-Client Trust Account, RBY’s escrow agent. Krueger LLP acts as legal counsel for RBY and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement (see Exhibit 99.1).

All subscription funds will be held in a noninterest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights). This Offering may be deemed completed at the sole discretion of the Company at any point at which all of the funds raised through the Offering may go only towards the estimated offering expenses rather than the Company’s business plan.

The Company will deliver stock certificates attributable to the common stock purchased directly by the purchasers within 30 days of the close of this Offering or as soon thereafter as practicable.

This Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings (if any), or net worth.

Shares of common stock offered by us

A maximum of 4,000,000 shares. There is no minimum number of shares that must be sold by us for this Offering to close.

Use of proceeds

RBY will use the proceeds from this Offering to pay for professional fees and other general expenses. Total estimated costs of this Offering ($27,500) is less than the maximum amount of offering proceeds ($40,000), leaving the Company with $12,500.

Termination of this Offering

This Offering will conclude when all 4,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. RBY may at its discretion extend this Offering for an additional 180 days.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in our common stock.

Trading market

None. While a market maker has been approached to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and therefore owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process will require.

Even if RBY's common stock is quoted or granted a listing on a stock exchange, a market for the common shares may never develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
	As of February 28, 2015		As of November 30, 2014
	(unaudited)		(audited)
Current assets	$80	$	−

Other Assets	$9,920	$	−

Current liabilities	$31,689		$3,010

Stockholders’ equity (deficit)	$(21,689)		$(3,010)

Operating:
		For the Three Month Period Ended February 28, 2015		For the Period November 25, 2014 (inception) to November 30, 2014
		(unaudited)		(audited)
Net revenues	$	−	$	−
Operating expenses		$18,679		$7,010
Net (loss)		$(18,679)		$(7,010)
Net (loss) per common share basic and diluted		$(0.00)		$(0.00)
Weighted average number of shares outstanding - basic and diluted		4,000,000		4,000,000

RISK FACTORS

You should be aware there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

RBY has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

RBY is an early stage company and has virtually no financial resources. As of November 30, 2014 and February 28, 2015, we had a negative working capital balance of $3,010 and $31,609, and stockholders’ deficit balances of $3,010 and $21,689, respectively. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended November 30, 2014 that the Company’s losses from operations raise substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.

RBY is and will continue to be completely dependent on the services of our founder and president, Kyle Markward, the loss of whose services may cause our business operations to cease. In addition, the lack of industry specific experience by our founder and president may be insufficient for our success.

RBY’s operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Markward. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations could fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We could fail without the services of Mr. Markward or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Markward naming us as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

Our founder, Mr. Markward, despite his experience with his current employment has little to no experience in the skincare industry. Mr. Markward has no prior experience in the public markets, financial reporting or with the registration process (financial markets). In order to compensate for the lack of experience, the Company and Mr. Markward enlisted the aid of two seasoned professional consultants that work in the skincare industry. Both consultants are readily available to the Company as it grows .. Mr. Markward has identified his lack of experience in both industry and the financial markets as an area the Company needs to support and enhance in the near-term .. There can be no assurance that the Company will be able to overcome the lack of experience by Mr. Markward and achieve its business objectives.

3.

RBY will need to engage and retain qualified employees and consultants. No assurance can be given that we will be able to attract these employees or consultants when needed.

The interruption of services of Kyle Markward would have a material adverse effect on the Company's future operations, potential profits and development, if suitable replacements are not promptly obtained. There can be no assurance that such key personnel would accept compensation other than cash for their services in the future. In addition, the Company's success depends, in part, upon its ability to attract and retain other talented personnel. There can be no assurance that the Company will be able to attract and retain such personnel necessary for the development of the Company’s business.

4.

Because we have recently commenced business operations, we face a high risk of business failure.

We were formed in November 2014. Most of our efforts to date have been related to developing our business plan, creating and modifying an all-natural product formula to be used in connection with a home-care micro-needle device regimen to remove unwanted tattoos through a DIY or “do-it-yourself” program, commencing business activities and the pursuit of this Offering. Through February 28, 2015, we had no operating revenues to speak of and very limited distribution of samples to potential consumers or end-users of our product. We face a high risk of business failure.

5.

Because we will be dependent on advertising and marketing firms, we will be at a competitive disadvantage to companies having greater resources than us to pay larger fees.

We will require aggressive efforts in our placement of quality advertisement and marketing on a limited budget that reaches the end-user. We do not know when or if we will be able to obtain advertising placement with our projected budget or even if advertising venues will be available for our product, the proposed ‘Remove-By-You’ system. Larger companies have typically had the advantage in securing advertisement and marketing placement and venues due to larger budgets and financial resources, which we may not be able to compete with.

There are also no assurances that we will obtain sufficient financing or resources to enter into agreements with advertising or marketing firms.

6.

We have had no product sales to date, and we can give no assurance that there will ever be any sales in the future.

Our product, the proposed ‘Remove-By-You’ system, is still being developed and tested, and we have not generated any revenues. There is no guarantee that we will ever develop a commercially viable product. To become profitable, we will have to successfully develop, manufacture, market and sell a number of ‘Remove-By-You’ systems and its all-natural product formula derived products. There can be no assurance that our product development efforts will be successfully completed, that we will be able to manufacture at an acceptable cost and with acceptable quality, or that it can be successfully marketed in the future. We currently do not expect to generate revenues until sometime later in 2015.

7.

There is no guarantee that our product will be accepted by consumers.

We have not yet commercially released any of our proposed products, the ‘Remove-By-You’ system and derivations of it thereon. The market acceptance of skincare and cosmetic products (which we consider the ‘Remove-By-You’ system to be) varies significantly and cannot be predicted. Factors that may cause a skincare and cosmetic product to be accepted or rejected by consumers include price, quality of ingredients, effectiveness, packaging, availability, advertising, and numerous other intangible factors. Consumer demand for our proposed products also may be affected by word of mouth testimonials, fads, and general consumer trends. Since we have not consumer-test marketed our proposed products, we are not certain if any of our products will appeal to our target consumer market. While we have tested samples of our all-natural product formula and the use of home-care micro-needle devices, the targeted consumer market could be quite different from the end-users that have used our all-natural product formula and home-care micro-needle regimen to date. There can be no assurance that any of our products will gain broad acceptance among consumers. Unless we can achieve a sufficient following of consumers who may purchase our proposed products, we will not operate profitably and may have to cease our operations. No assurance can be given that any of our proposed products will achieve sufficient consumer acceptance.

8.

Fluctuations in our financial results make quarterly comparisons and financial forecasting difficult.

Any revenues and operating results are likely to vary significantly from quarter-to-quarter because our industry experiences seasonal fluctuations, which reflect seasonal trends for health and beauty products. We expect that our results will vary significantly in the future because of a number of reasons, including:

•

Our ability to establish acceptance and usage of our products,

•

Our ability to contract with competent manufactures and appropriate wholesalers and retailers,

•

Costs related to future growth and capital investment,

•

Results of strategic agreements with companies that may supply and produce our products,

•

Our ability to attract, retain and motivate qualified personnel.

We have not started revenue-producing activities so we have no direct experience with seasonality. We understand that other businesses in the skincare industry have experienced seasonal impacts. Many skin products sell better during the summer months because of the impact on skin from the exposure to sun and others during the winter months because of the dryness associated with winter weather. This may affect us with the proposed products which include our ‘Remove-By-You’ system, which consists of an all-natural product formula and suggested regimen of home-care micro-needling techniques.

Because of these fluctuations and uncertainties, our operating results may fail to meet the expectations of investors. If this happens, any trading price of our common stock would almost certainly be materially adversely affected.

9.

We will be dependent on independent operators and other operators of retail outlets for the sale of our products.

The success of our planned marketing and distribution program is totally dependent on signing license agreements with owner-operators or distribution agreements with other operators, including those who operate tattoo parlors and other tattoo removal service providers. We do not know the likelihood of entering into agreements with retailers or the timing that it will take to do so. There is also uncertainty about the sales success of retailers, if any, that do agree to sell our products.

10.

Regulatory and legal uncertainties could harm our business.

We believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to sell our products. Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations or financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

11.

We will be subject to competition from numerous companies, including a number of skincare companies that have significantly greater financial and other resources.

The skincare products business is highly competitive. As a component of the tattoo removal business, we believe this segment of skincare products is in its early infancy. There are an estimated 15,000 tattoo parlors operating in the United States. Tattooing is the sixth-fastest growing business in retail. According to a prominent dermatology association they estimate that more than 50 percent of tattoo wearers will eventually seek to have their tattoos removed in some fashion. Laser-assisted tattoo removal has become one of the fastest growth areas of the industry. The market for non-laser methods is growing fast too.

The skincare business, which we believe we generally belong to, the Company will compete with hundreds of large and small skincare product businesses. While some of these businesses are global and varied, their products could very well be thought of as direct competition to us, providing healing and general skin-health properties which we believe our unique all-natural product formula provides. Since most competitors have significantly greater financial resources than we do, their ability to spend more on advertising and marketing, product development and testing, and greater flexibility puts us in a significant disadvantage. Competition in the skincare business is based on product pricing, quality, innovation, perceived value, marketing and advertising, new product introduction, name recognition, as well as numerous other factors. It is difficult for us to predict how we will be able to effectively compete with competitors’ in these areas.

12.

We will have to rely on third parties to manufacture our products who may not perform to our standards or timeline.

Our business plan assumes that our products will be manufactured by third-party businesses on a contract basis. No contractual arrangement is currently in place. We will seek to enter into these agreements with third-party manufacturers to manufacture both ingredients for our all-natural product based formula, as well as packaging, shipping containers for our do-it-yourself tattoo removal system. We will be dependent on timeliness and effectiveness of their efforts.

Failure or lack of reliability in the manufacture of any of the components is likely to result in a loss of business. Among other risks:

•

Our products may fail to provide or achieve the expected results;

•

We may experience limited availability of ingredients used in manufacturing;

•

We may experience poor or inadequate manufacturing quality;

•

Our products may have competition from companies attempting to duplicate our formula, or DIY program utilizing standard home-care micro-needle devices; and

•

Our customers, end-users could experience results which are significantly different than our initial test results.

There are no assurances that we will obtain sufficient financing or resources to enter into such agreements with manufacturers. There are no assurances that  home-care micro-needle devices , manufactured by others will maintain their level of quality and work as directed, or that it will be necessary to upgrade to surgical-grade micro-needle devices that required additional scrutiny and are subject to additional regulation and oversight.

13.

We have no patent protection and may not be able to protect proprietary rights when needed.

Our ability to compete successfully will depend, in part, on quality and uniqueness of our DIY system and its components. We intend to file for trademark protection on our ‘Remove-By-You’ system. Currently we have no trademark protection, nor patent protection on any of our proposed products or service offerings, proposed formulation of ingredients that we currently use or intend to use in a DIY system. We intend to protect our rights with respect to our formula and operations through contractual obligations with consultants, vendors and others which may be limited. While we have no patent protection on our all-natural product based formula or the processes involving the use of home-care micro-needle devices with our all-natural product based formula, other companies can and will attempt to compete with us by imitating our product offerings. We cannot guarantee the adequacy of the protections we intend to take in the future to protect our proprietary rights, or that competitors will not independently develop or produce products and product offerings that are substantially equivalent or superior to ours when available for sale.

14.

We may be subject to product liability claims.

The development, manufacture and sale of skincare products may expose us to the risk of damage from product liability or other consumer claims. Our proposed DIY program along with the proposed use of (product tested and industry standard) home-care micro-needle devices may be subject to limited product testing. Self-imposed product testing may be done in order to reduce the likelihood of any successful product liability claims against us. However, no assurance can be given that we will not be subject to product liability claims for the future. We intend to obtain and maintain product liability insurance for unknown liabilities when we enter the consumer marketplace assuming that we have sufficient funds available. We intend to use third party manufacturers for our products that maintain appropriate levels of liability insurance. If we are unable to locate or engage manufacturers for our products that maintain appropriate levels of liability insurance, we may be at risk for product liability claims. A successful claim in excess of product liability coverage, when obtained, if any, could have a materially adverse effect on our business, financial condition and results of operations for the future.

15.

There are significant potential conflicts of interest

Our key personnel are required to commit significant time to our affairs and, accordingly, these individual(s) (particularly our president) may have conflicts of interest in allocating their time among various business activities. In the course of other business activities, certain key personnel (particularly our president) may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, we entered into a written agreement with our president, Mr. Markward, specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to his of such business opportunities by management or consultants associated with other entities) would be presented by his solely to us. A copy of this agreement is filed as Exhibit 10.2 to our Registration Statement, of which this prospectus is a part of.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

16.

Because we have nominal assets and no revenue, we may be deemed a “shell company” by the Securities and Exchange Commission and subject to more stringent reporting requirements.

The Securities and Exchange Commission (“SEC”) adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have no cash and limited tangible assets and, therefore, the Commission may deem us as a shell company, despite the Company’s belief that we are not by definition a shell company because we have significant operations.

If we were deemed to be a shell company, the rules would prohibit us from using Form S-8 to register securities pursuant to employee compensation plans. The rules, however, if we were deemed to be a shell company, would not prevent us from registering our securities pursuant to a Form S-1 registration statement. Additionally, the rule regarding current reports on Form 8-K require a shell company to provide enhanced detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken, a shell company must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, shell companies are required to check a box on Form 10-Q and Form 10-K indicating that they are a shell company. To the extent that we are required to comply with additional disclosure because we are deemed a shell company, we may be delayed in executing any merger or acquiring assets due to such enhanced disclosure. The SEC adopted new Rule 144 effective February 15, 2008, which makes the resale of restricted securities by shareholders of a shell company more difficult to accomplish.

17.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. We currently estimate the annual maintenance and compliance costs of the periodic reporting requirements to be in the range of up to $75,000 per annum. The incurrence of such costs will obviously be an expense to our operations and thus will have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404. If we cannot provide reliable financial reports or prevent the occurrence of fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly. However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

18.

Our internal controls may become inadequate as we grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We will rely on the use of outside professionals to assist us in maintaining our internal controls. With growth or unmanageable increases in our business plan objectives, our internal controls may become inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision with regards to an investment in our common stock.

In order to mitigate the risks associated with maintaining internal controls if and when the Company grows, we will engage qualified professionals on an independent contractor basis to assist in reviewing and recording transactions. When and if finances permit, we will hire an experienced financial professional to oversee our reporting and control functions.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

19.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining the public company requirements could be significant and may preclude us from seeking financing or equity investment on acceptable terms. We estimate these costs will range up to $75,000 per year and may be higher if our business volume and activity ever increases. Our estimate of costs do not include the necessary compliance, documentation and reporting requirements for Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization if we decide to opt-out of the “emerging growth company” as defined in the JOBS Act to take advantage of the exemptions available to us through the JOBS Act or we have been public for more than five years. If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business which would result in our being unable to continue as a going concern.

20.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only one director who also serves as the Company’s President. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a vote of the board members is decided in favor of our chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

21.

We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

22.

The Company is selling shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Mr. Markward, our president, on a direct primary basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

23.

Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. Without a public market for our shares, the limited number of shares that we may be able to sell will be highly illiquid or unable to be sold to any other potential investor(s). In such an event, it is highly likely that the entire investment by an investor in our common stock would be lost.

24.

The Offering price of our common stock has been determined arbitrarily.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of this Offering price as determined by management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

25.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (92,000,000) shares assuming the sale of 4,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will certainly result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that this dilution may be material.

26.

Because the proceeds of this Offering are slightly more than its estimated costs, the Company will receive little economic benefit from the completion of this Offering. Beyond this Offering, we may not be able to raise sufficient financing or resources to develop, manufacture and market our products.

The proposed maximum aggregate proceeds of this Offering ($40,000) are greater than the proposed costs to complete this Offering ($27,500). Approximately 69% of the proceeds will be used as payment for costs associated directly with this Offering. Approximately 31%, or $12,500 (maximum Offering proceeds), will be available for operational costs, such as inventory or other production/development costs. As reflected in “Dilution” any Offering proceeds less than the maximum Offering proceeds will require additional resources or delayed payment of certain costs of this Offering which will inhibit or delay our growth. We will, therefore, receive little financial benefit from the completion of this Offering.

Beyond this Offering , we may not be able to raise sufficient financing or resources to develop, manufacture and market our products. We currently have no commitments for any funds. If we are unable to raise sufficient financing or resources to develop, manufacture and market our products, our business will fail and investors will lose their entire investment.

27.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

28.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

29.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has been approached to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application when filed will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB or the OTCQB (the share price quotation service owned by OTC Markets, Inc., the former Pink Sheets), we will then try, through a broker-dealer and its clearing firm to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB and the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB and the OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB or the OTCQB, it is a necessity to process trades on the OTCBB and the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of RBY and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor Number 31 below.

30.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB or the OTCQB as maintained by FINRA and OTC Market Groups, respectively. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

31.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

32.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 16 states which do not offer manual exemptions (or may offer manual exemptions but may not offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

33.

Our board of directors (consisting of one person, our President) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

34.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this Offering, our president will beneficially own an aggregate of 50% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

35.

All of our presently issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (4,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months (as is the case herein) if purchased from a non-reporting company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the prescribed period of time. A sale under amended Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 4,000,000 issued and outstanding shares of our common stock are owned by our president which consists of 3,000,000 shares issued for organizational expenses and 1,000,000 shares issued for intangible assets and may be sold commencing one year from the date the Offering is completed. See “Market for Securities.”

36.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

37.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors (currently one person) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Some of these corporate governance measures have been metered by the JOBS Act of 2012. See Risk Factor Number 21 above.

38.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 500 shareholders and do not file a registration statement on Form 8A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

39.

If we were designated a shell your ability to resell your shares would be limited.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under amended Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC adopted final rules amending Rule 144 which became effective February 15, 2008. Pursuant to amended Rule 144, one year must elapse from the time a shell company, as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company.” Additionally the registrant must file a current report on Form 8-K addressing Item 5.06 with such information and disclosure as required in a Form 10 filing with the SEC, before a “restricted securities” shareholder can resell their holdings in reliance on amended Rule 144. The Form 10 information or disclosure is equivalent to such information and disclosure that an issuer would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities initially issued by a reporting or non-reporting shell company or a company that was at any time previously a shell company, can only be resold in reliance on amended Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is no longer a shell company.

At the present time, we are not classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. To the extent the Company is designated a shell company and the shares not issued under an effective registration statement you will be unable to sell your shares under amended Rule 144.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

RBY will apply the proceeds from the Offering to pay for accounting fees, legal and professional fees associated with this Offering. Total estimated costs of this Offering ($27,500) does not exceed the maximum amount of offering proceeds ($40,000), therefore, providing us approximately $12,500 in available funds to use working capital. The costs of this Offering, which principally relate to professional costs, are estimated to consist of:

SEC Registration fee	$4.65
NASD filing fee	100.00
Accounting fees and expenses	6,000.00
Transfer agent fees	1,500.00
Blue Sky fees and expenses	2,500.00
Miscellaneous expenses	2,395.35
Legal fees and expenses	15,000.00

Total	$27,500.00

As funds are obtained from the sale of shares, offering costs will be paid in the sequence listed in the table regardless of the amount of dollars collected. If all of the registered shares are sold, all costs will be paid for in full including our legal fees which currently amount to $15,000. From the maximum offering proceeds we will pay for the expenses associated with this Offering which include SEC registration fee, NASD filing fees, accounting and auditing fee, transfer agent fees, blue sky fees, and miscellaneous expenses which amount to approximately $12,500, leaving an estimated $12,500 cash on hand left for general operating expenses, materials and supplies for our business operations.

Upon starting preparation of the Form S-1, we paid our legal counsel $5,000 as partial payment towards our overall estimated legal fees. Our legal counsel has informally agreed to defer a portion of its fees until after this Offering becomes effective and is, in fact, through the deferral of these fees may be asserted as financing to the Company. Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent indicated in MD&A “Liquidity” section, first paragraph.

THIS OFFERING

RBY will spend substantially more in costs on this Offering and its public reporting requirements than it will receive even if the maximum Offering proceeds are achieved. The Company will incur ongoing continuous costs to meet the reporting requirements of a public company. These costs will exceed our current or anticipated revenues. However, RBY believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential vendors, consultants and manufacturers will have a higher regard for a public company than a small, privately-held startup company. Management’s belief is based solely on advice and informal consultation with various professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for growth. In addition, by being a public company we believe increases our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

RBY is offering for sale a maximum of 4,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain and use the proceeds from the sale of any of the offered shares that are sold to pay a portion of the costs of this Offering. There are no circumstances under which any offering proceeds will be released to parties other than RBY (except for proceeds refunded to investors whose subscriptions are rejected by us within 48 hours of receipt). All of the proceeds of this Offering will be applied to the costs and fees associated with this Offering. Moreover, in the event the Company is unable to raise the maximum proceeds under this Offering, the implementation of the business plan will be extremely difficult, if not possible. This Offering is being conducted on a self-underwritten, direct primary basis, which means our president and chief executive officer, Mr. Markward, will attempt to sell these shares. This prospectus permits our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Markward will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor provision from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contacts. Mr. Markward intends to sell the Offering shares according to the following plan of distribution:

•

Offering shares will be offered to friends, family and other associates (business and otherwise) of Mr. Markward’s through personal contacts; there will be no direct mail or advertising associated with this Offering by Mr. Markward; and

•

Offering shares will be offered to individuals who have expressed a direct interest to Mr. Markward in regards to investing in a start-up venture, which the Company is.

In connection with RBY’s selling efforts in this Offering, Mr. Markward will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Markward is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Markward will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Markward is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Mr. Markward will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Markward will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this Offering will be made payable to Krueger LLP - Attorney-Client Trust Account, RBY’s escrow agent. Krueger LLP acts as legal counsel for RBY and, therefore, may not be considered an independent third party. In this case, the escrow agent holds the closing documents and funds in a transfer of money for shares of common stock of the Company, acting for both parties pursuant to their instructions. Therefore, we have selected Krueger LLP to act as our escrow agent for the Offering to hold both documents and funds pursuant to the terms of the Escrow Agreement. All subscription agreements and checks are irrevocable and should be delivered to Krueger LLP at the address provided on the Subscription Agreement. As the escrow agent, Krueger LLP will hold all funds until the maximum proceeds are received or management determines that this Offering is complete and accepts receipt of subscription agreements and monies for less than the maximum amount of this Offering. The Company believes that this arrangement is beneficial and efficient for both management and investors in that the escrow agent oversees the intake of the Offering proceeds, the approval of subscriptions by the Company, issuance of shares of common stock, and the distribution of proceeds to the Company in an orderly manner. The escrow agent holds all funds received in payment of the Subscription Price in a segregated account, and distributes this Offering’s proceeds to the Company once this Offering is completed, withdrawn or terminated.

We will receive all proceeds from the sale of up to 4,000,000 shares being offered. No proceeds will be received by any other entity other than the Company. The price per share is fixed at $0.01 for the duration of this Offering.

All subscription funds will be held in a non-interest-bearing account pending the completion of this Offering. This Offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 4,000,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights).

The Company will deliver stock certificates attributable to the shares purchased by the investors within 30 days of the close of this Offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

This Offering may terminate on the earlier of:

i.

the date when the sale of all 4,000,000 shares is completed; or

ii.

180 days after the effective date of this S-1 Registration Statement or any extension thereto.

The Offering price of our common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of common stock in this Offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB or OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB and OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB and OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB and OTCQB, it is a necessity to process trades on the OTCBB or OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

The Offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining this Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than this Offering price.

DILUTION

“Dilution” represents the difference between this Offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of this Offering are slightly more than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose $0.0111 per share, or 100% of their shares purchased in that each purchased share will have a net book value of $(0.0012). Net book value of existing shareholders’ shares will increase from $(0.0054) to $(0.0012).

The following table illustrates the dilution to the purchasers of the common stock in this Offering:

	Assuming the sale of:
	1,000,000 shares (25% of the maximum offering)	2,000,000 shares (50% of the maximum offering)	3,000,000 shares (75% of the maximum offering)	4,000,000 shares (maximum offering)

Offering Price Per Share	$0.01	$0.01	$0.01	$0.01

Book Value Per Share Before this Offering	$(0.0054)	$(0.0054)	$(0.0054)	$(0.0054)

Book Value Per Share After this Offering	$(0.0078)	$(0.0049)	$(0.0027)	$(0.0012)

Net Increase (Decrease) to Original Shareholders	$(0.0024)	$0.0006	$0.0027	$0.0043

Decrease in Investment to New Shareholders	$(0.0178)	$(0.0149)	$(0.0127)	$(0.0011)

Dilution to New Shareholders (%)	100%	100%	100%	100%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this Offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration Paid
4,000,000 shares sold
Existing shareholders	$0.001	4,000,000	50.00%	$4,000
Investors in this offering	$0.01	4,000,000	50.00%	$40,000

3,000,000 shares sold
Existing shareholders	$0.001	4,000,000	57.14%	$4,000
Investors in this offering	$0.01	3,000,000	42.86%	$30,000

2,000,000 shares sold
Existing shareholders	$0.001	4,000,000	66.67%	$4,000
Investors in this offering	$0.01	2,000,000	33.33%	$20,000

1,000,000 shares sold
Existing shareholders	$0.001	4,000,000	80.00%	$4,000
Investors in this offering	$0.01	1,000,000	20.00%	$10,000

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB or OTCQB as maintained by FINRA and OTC Market Groups, respectively, commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this Offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB or OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB and OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB or OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB or OTCQB, it is a necessity to process trades on the OTCBB or OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

The Company does not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, all current shares of our outstanding common stock are held by Mr. Markward, our president (4,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of one year; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order). This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC adopted final rules amending Rule 144 which became effective February 15, 2008. Pursuant to amended Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a current report on Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 registration statement with the SEC, before a restricted shareholder can resell their holdings in reliance on amended Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities, initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on amended Rule 144 if the following conditions are met:

1)

the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

1)

at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity no longer a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days immediately prior to the sale, then the current public information requirement is satisfied if we have filed all our periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately prior to the sale (or such shorter period as we have been required to file).

•

If we have not been a public reporting company for at least 90 days immediately prior to the sale, then the requirement is satisfied if specific types of basic information about us (including our business, management and our financial condition and results of operations) is made publicly available.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

•

the liquidity of any such market,

•

the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We incorporated on November 25, 2014 and acquired a unique all-natural product formula to be used with a regimen of home-care micro-needle devices to remove unwanted tattoos through a DIY or do-it-yourself program. Most of our activity through April 9, 2015 involved the implementation of our business plan, acquisition of our all-natural product formula, refinement and development of the DIY program, testing of various suggested use patterns (procedures) utilizing standard home-care micro-needle devices along with the all-natural product formula for tattoo removal, and of course efforts in preparation of this Offering.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern. We have not generated revenues from our operations and are considered a development stage company as that term is defined by Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) 915, Development Stage Entities.

RBY is in the business of developing a unique DIY program for effective tattoo removal that will be easy to do and ‘removed by you’, the consumer. Every day, thousands of individuals, potential consumers, suffer from skin damage because of painful, risky , expensive laser and/or dermabrasion procedures to remove tattoos. RBY owns the rights to certain intellectual property, the ‘Remove-By-You’ system, which it believes to be a safe and effective process.

RBY intends to improve on the development of its simple ‘Remove-By-You’ tattoo removal solution, providing a user with the ability to: 1) cease worriment and the constant need to cover unwanted tattoos with clothing or camouflage concealer; 2) stop others from staring at embarrassing (and unwanted) tattoos; 3) say goodbye to unwanted names or inked statements “4-ever” from their bodies; and 4) ‘look’ professional without the fear and stigma of “ink” popping out when a collar or sleeve moves. In addition, we believe the ‘Remove-By-You’ system will provide the consumer with an alternative tattoo removal product that does not contain potentially harmful chemicals as its components.

We believe the ‘Remove-By-You’ system (a unique do-it-yourself program), will provide consumers with all-natural product based formula made of essential oils and various natural ingredients that nourish the skin and focus its effect on macrophage. With tattoos, insoluble pigments are buried within the inner layers of the skin; under a microscope these appear as tiny color granules or pigment. These granules are located in the skin cell known as the macrophage. The skin’s macrophage normally removes foreign objects such as bacteria and other unwanted invaders with ease. Granules of color or pigment, the basis for tattoos ‘freezes’ the macrophage cell so it cannot remove foreign objects which normally it would do on its own. As a result, granules of color or pigment remain in the skin and the tattoo becomes permanent. We believe with the use of the all-natural product based formula used in the ‘Remove-By-You’ system , the macrophage is activated and through continuous treatments, gradually starts to fade the granules of color or pigments naturally and effectively. Unwanted tattoos fade over a series of treatments and ink (granules of color or pigment) particles are carried away by the body's lymphatic system.

Our plan to continue as a going concern is to reach a point where we begin generating revenue from our ‘Remove-By-You’ system to meet our financial obligations on a timely basis. In the early stages of operations, we will keep costs to a minimum, we intend to introduce product offerings gradually, beginning sometime late in 2015; however, there can be no assurance that we will be successful in achieving or adhering to this schedule. The cost to develop our product offering could very well be in excess of $150,000. We will need an additional $75,000 to $125,000 to purchase raw materials for inventory, including home-care micro-needle devices, packaging design, increased product testing, introduction of effective, stylish marketing and advertising programs that educate and excite consumers.

Our only source of capital at this time is investment by others in this Offering. There are no circumstances under which we will remit remuneration to Mr. Markward for services from the Offering. The Company believes that Mr. Markward received sufficient compensation from the initial issuance of common stock of the Company as organizational services. The Company must raise additional capital or debt financing in order to implement its business strategy. Upon becoming a public company, we will contact private equity funds, angel investors and others known to our president and various industry professionals with whom we deal with in order to raise the necessary financing. As stated throughout this prospectus, in order to develop products and services, the Company will need to seek additional capital through debt or equity. The Company believes that if we can secure at least 50% or more of its financing requirements, we should be able to move forward with phase one of our business plan.

Management believes that if we are successful in raising the necessary funds, of which there can be no assurances, we may be able to generate limited revenue within 12 months of receiving those funds. While we hope that we will be successful in these efforts, additional equity financing may not be available to us on acceptable terms, or at all, and thus we could fail to satisfy our future cash requirements.

In order for us to execute our business plan, we must complete this Offering and seek additional financing. Even if we receive 75%, 50%, or 25% of this Offering (as outlined in the dilution table), our plans to execute the business are limited until we seek sufficient additional financing. The maximum proceeds from this Offering are a necessary step in execution, however critical to the following timeline is the necessity to seek and secure additional financing. If and when we obtain the required financing, we should be able to undertake our business plan through the following phases or stages. At some point we will seek to hire employees or fully engage outside consultants to enhance the skills and services of our founder in the execution of the business plan. As mentioned above, these costs could very well be in excess of $150,000 and will be critically needed as payment for certain services and costs projected over the next 18 months as we move forward with our business plan.

Stage 1 (5-6 months in duration; $20,000 est. costs)

•

initial product roll-out combined with local (grass roots) promotional efforts, simple but effective methods of getting product to end users

•

e-commerce site offering static content and “market-ware” to support our advertising, promotion and marketing communications efforts

•

simple feedback mechanisms, typically using email, product surveys to consumers who participate in testing our ‘Remove-By-You’ system

•

market prospecting and outside sales training

Stage 2 (5-6 months in duration; $20,000 est. costs)

•

sophisticated interactive e-commerce applications for real-time content capture and delivery

•

leverage product development from existing and potential:

•

sources – ‘end’ users

•

manufacturing –world class efforts and QC

•

clients, prospects, suppliers, partners

•

a collaborative framework focused on community interest

Stage 3 (5-6 months in duration; $40,000 est. costs)

•

develop transaction-based system to enhance sales and target marketing

•

consumer profiling, using geographic, demographic, psychographic, and behavior data to pinpoint the ‘ideal customer’

•

targeted delivery with prospective retail operations using specialized distributors

•

integrated information and communications environments, combining voice, image, and data to assist with sales and target marketing

•

simple system-to-system exchanges for routine transactions

Stage 4 (5-6 months in duration; $45,000 est. costs)

•

real-time dynamic consumer information exchange building psychodynamic consumer profiles and ‘world class’ product development and acceptance

•

advanced system-to-system exchanges for all transactions

•

real-time performance support systems – sales, production, and marketing

We believe that our intended product offering may generate limited revenues through selective placement and grass roots marketing efforts after we complete this Offering and generate additional financing. Product placement and marketing efforts are conditional upon additional financing as current financial resources are woefully insufficient to pursue these actions.

The above time-line estimates (or stages of development) are predicated upon the Company obtaining the necessary financing either through equity or debt. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will likely not be able to meet or achieve our time-line objectives according to the schedule set forth above. If we complete 75%, 50% or even 25% of our additional financing objectives, we will not be able to pursue any of our time-line goals or action steps due to the fact that we will not be able to hire or obtain the necessary resources to carry out each phase of development, and will have to defer pursing the next stage of business or consider an alternative means to accomplish each stage of development, which will take longer than initially planned. In that case, the Company will be forced to proceed piecemeal using only the services of our president and chief executive officer and limited use of outside contractors when and if limited funds are obtained. Our president and chief executive officer on average we believe will devote at least 20 hours a week to our continued business efforts. There is no realistic way to predict the timing or completion of our business plan based upon those scenarios if we are unable to raise the necessary levels of financing.

In the event we are unable to raise additional funds above this Offering’s proceeds, we will not be able to pursue our business plan or time-line objectives, and the Company may fail entirely.

It is our plan to seek financing from other equity financings or through debt instruments. These efforts will most likely occur after this Offering is complete and the proceeds received. Management will through relationships continue to work on and refine product formulas as well as pursue other skincare product development that may be necessary and appropriate for use in tattoo removal and general healing necessary for the skin. Completing these tasks will require hiring employees and/or outside consultants. Sophistication as well as precision expertise our founder has, as well as skincare professionals that he personally knows, the Company will strive to make progress in product development and eventually achieve sales of intended products, but currently no timeframe can be ascertained. Most if not all of these actions are predicated on the Company obtaining necessary financing to accomplish these steps. If financing is not available on reasonable terms, then progression steps of the business plan will not occur and may never occur.

We currently have no sources of financing and no commitments for financing. We will seek to obtain the necessary financing by contacting potential funding sources known to the professional and business contacts of our president. There are no assurances that we will obtain sufficient financing or resources to enter into agreements with product manufacturers, developers or sales/marketing firms. We do not have any cash or other resources to commence the use of outside consultants. If we do not receive funding or financing, including from this Offering, we believe our business could be maintained with limited operations for at least 12 months because our president has agreed to provide his services without compensation (accrued or otherwise) and rely on short-term loans from friends and family members. However, failure to obtain financing from this Offering or from any other sources would severely impair our ability to implement our plans and likely result in the Company ceasing operations. We do not currently have a formal agreement in place with our president covering this period; however, our president’s plan and business philosophy is to provide substantially all of our administrative and planning work, as well as basic product formulation/production and marketing work, on his own without cash compensation while he seeks other sources of funding. We do not have any plans to accrue compensation for services and our president, who is also management of the Company, agrees with that action while we will seek other sources of financing. We do not have any formal plans or agreements in place to receive short term financing from our president, his friends or family members. To date, this financing has been as needed for working capital purposes.

Other

As a corporate policy, we will not incur cash obligations that we cannot satisfy with known resources, of which there are currently none except for legal fees which will become due and payable upon completion of this Offering. See “Liquidity” below. We will not incur any significant obligations that need to be satisfied with cash payments in the short-term unless we have a secure funding source to pay the obligations when due. We believe that the perception that many people have of a public company may make it more likely that they will accept restricted securities from a public company as consideration for indebtedness owed to them than they would from a private company. We have not performed any studies of this matter. Management’s belief is based solely on advice and informal consultation with various professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for growth. In addition, by being a public company we believe increases our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash.

However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

All amounts received from this Offering will be used to pay expenses associated with this Offering. RBY will pay all costs relating to this Offering currently estimated at $27,500. Any excess will be used for working capital. These amounts will be paid when due and payable (upon proper submission to management) or otherwise accrued on the books and records of RBY until we are able to pay the amounts in full either from revenues or from loans that may be obtained from related or nonrelated third parties. Our obligations for these expenses, when recorded as liabilities for lengthy periods of time, could preclude us from receiving financial assistance from other sources, or at a minimum, make further financing difficult.

On December 8, 2014, we entered into a legal representation agreement with our legal counsel, Krueger LLP. The agreement provides for a legal fee of up to $20,000, payable in the form of $5,000 upon initiation and the remainder from the Offering proceeds. Of the $20,000 it is estimated that $15,000 represents legal fees directly attributed to this Offering and the remainder as other legal representation. Other legal representation may include business, tax, and general contract legal advice. If we are unable to achieve the maximum Offering proceeds we will be required to negotiate payment options with our legal counsel.

Since acquiring the all-natural based product formula, a regimen of specific procedures (patterns to be performed on a person’s tattooed area) using standard home-care use micro-needle devices, used in a specific manner to remove a user’s unwanted tattoos through a DIY or do-it-yourself program, most of our efforts and resources have been devoted to planning our business, implementation of various systems and controls for our expected growth, and preparing for and completing our registration statement on Form S-1. When the registration process, the Offering is completed, establishment of controls surrounding public reporting requirements are completed, which we believe will happen over the next four to six months, we will then continue to expend focused efforts in updating and improving our DIY program, development of unique and exciting packaging, marketing and promotional programs for intended product offerings, such as the DIY program. We will need to commence outside production capabilities or channels, enlist the aid of various professionals in our marketing efforts. These steps are needed in order to provide for the sales support of our intended products which we believe will come through retail channels which include tattoo parlors, skincare establishments, as well as established aesthetic and spa-type salons. We believe the work needed to complete our intended product and services, stock sufficient inventory, initiate marketing and promotional programs, including the development of a comprehensive ecommerce website, will range from $100,000 to $200,000, more so if outside contractors and industry experts are used. Based on our conversations to date with distributors specializing in skincare products (both here and abroad), we believe the Company can obtain the necessary funding to outsource some of these procedures. Although there can be no assurances whatsoever that we will obtain such funding, we believe that if we can commence the launch of a product to the consumer beginning in mid to late 2015, while there is no assurance that this time frame will be met, or that we will ever be able to commence a launch of our product even if funding is obtained. If we use internal resources only, the process will take much, much longer and our launch may be limited to a much, much smaller target audience with much less revenues generated than anticipated. If we are unable to raise any additional funds, the cash costs may have to be provided solely by our president, and to the extent that he is capable and willing to provide such funds. We do not currently have any oral or written agreements to raise any funds in place with our president and founder or any other third parties and cannot provide any reasonable assurances that we will obtain any funds. Our goal would be to have sufficient inventory (of both our all-natural product formula and the standard home-care use micro-needle devices) and an established distribution channel (direct-to-consumer or retail (such as tattoo parlors, etc.)) up and running within one year’s time, but there is no way of estimating what the likelihood of us achieving that goal would be.

Private capital, if sought, most likely will be sought from associates of our founder or private investors referred to us by such personal and business associates. To date, we have not sought any significant funding source, other than from persons that have previously lent monies to the Company, and we have not authorized any person or entity to seek outside funding on our behalf. If a market for our common stock ever develops, of which there can be no assurances, we may have to use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever and whenever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete our planned operations from the product and procedural techniques using home-care use micro-needle devices that we have acquired.

We embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur significant expenses for legal, accounting and other related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur significant ongoing expenses associated with professional fees for accounting, legal and a host of expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $75,000 per year in the next few years and will be even higher if our business volume and transactional activity increases but lower than this amount during our actual first year of being public because our overall business volume should be lower, and we will not yet be subject to the requirements of Section 404 until we exceed $75 million in market capitalization, if we decide to opt-out of the “emerging growth company” qualification as defined in the JOBS Act to take advantage of the exemptions available to us through the JOBS Act or five years has transpired from when we became a public company. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce compensation levels paid to management (if and when we do compensate management which for the foreseeable future is very limited) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of RBY because the shares may be issued to parties or entities committed to supporting existing management. RBY may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

As of November 30, 2014, we owed $3,010 in connection with organizational costs, product development and other expenses associated with this Offering. We have not entered into any formal agreements, written or oral, with any vendors or providers for payment of services or expenses. There are no other significant liabilities as of November 30, 2014.

As of the date of this prospectus (April 9, 2015), we owed $19,000 in connection with interest-free demand loans from nonrelated parties, nominal amount to our founder and chief executive officer and approximately $20,000 in accounts payable. The proceeds of which have primarily been used as payment towards legal fees and PCAOB accounting fees and other fees associated with filing our registration statement, along with the two skincare industry consultants used in the development and improvement of our DIY program.

Recently Issued Accounting Pronouncements

The Company implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not begun to generate any revenues so we have no direct experience with seasonality. However, we understand other business entities in the skincare industry experience seasonal impact. Many products (particularly cosmeceutical products) sell better during summer months because of the impact on skin from exposure to sun and others during the winter months because of the dryness associated with winter weather. This may be a factor for our intended customers who need to remove their unwanted tattoos or ink.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We have no other commitments, other than the costs of being a public reporting company that will certainly increase our operating costs and cash requirements in to the future.

BUSINESS

RBY was incorporated under the laws of the State of Nevada on November 25, 2014, at which time it acquired a certain all-natural product based skincare formula to be used with a regimen of procedures using home-care micro-needle devices to remove unwanted tattoos through a DIY or do-it-yourself program from our president. The Company at this time believes its skincare formula along with the recommended usage of standard home-care use micro-needle devices in an orderly and weekly regimen of procedures can be an acceptable alternative to laser or caustic chemical process, an all-natural tattoo removal product. At April 9, 2015, we had one employee, our founder and president, Kyle Markward. From November 25, 2014 (our date of inception) through April 9, 2015, Mr. Markward devoted a minimum of 5 hours per week to more than 30 hours per week as necessary for business operations and product development. For calendar year 2015, Mr. Markward agreed to commit to at least 15 hours a week but may increase that amount as necessary. As of this date and through calendar year 2015, Mr. Markward will continue to provide services at no cost to the Company. It is believed and expected that Mr. Markward will devote as much time as necessary as we near product launch.

The Company issued 3,000,000 shares of its common stock to Mr. Markward at inception in exchange for organizational services incurred upon incorporation. Following our formation, we issued an additional 1,000,000 shares of our common stock to Mr. Markward, in exchange for a certain all-natural product based formula to be used with a regimen of home-care micro-needle devices to remove unwanted tattoos through a DIY or do-it-yourself program. (See “Certain Relationships and Related Transactions”, and Note 1 to the Company’s financial statements.).

RBY is a development stage company and has no financial resources. We have not established or attempted to establish a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in their report emphasizing the uncertainty of our ability to remain a going concern.

As of November 30, 2014, we had limited assets which consisted of; intangible assets valued at $1,000, net of accumulated amortization of $1,000. In order to fund the development of our DIY tattoo removal business and working capital needs over the next 12 months, we intend to attempt to secure additional funding from the sale of common stock or debt financing either through third-party investors and/or distributors, manufacturers or other service providers involved in the skincare product industry. We have had limited conversations to date with distributors and manufacturers and, while the conversations have been initially positive, there can be no assurance that we will be able to obtain any funds or that such funds will be offered on terms acceptable to us.

We are developing a DIY tattoo removal program which does not include laser assisted techniques or complicated, abrasive and sometimes very caustic methods to remove unwanted tattoos. Our chief executive officer, Mr. Markward, has limited professional and industry experience in developing these types of product and services, with a near-term goal to develop these products and services with the help of independent contractors. After our ‘Remove-By-You’ tattoo removal system been fully developed and readied for the retail market, we will arrange for various parts or pieces of the system to be manufactured for us by third-party commercial manufacturers. We do not intend to manufacture our own products. We will identify, through our executive officer or other professionals in the skincare business, manufacturers that may be willing to engage in the manufacture and packaging of new skincare products through a sole-source manufacturing agreement or through contract manufacturing based on initial limited quantities. We will seek the assistance of consultants to develop packaging for our initial product. We currently anticipate that our DIY program, will be available for the retail market during late 2015 although no assurances can be given that we will achieve or come close to achieving that goal.

Retail market sale of our ‘Remove-By-You’ tattoo removal system will be dependent upon us achieving additional financing as well as completing the development, formulation and manufacture and packaging of product. We believe that this will initially consist of a DIY tattoo removal program that is comprised of our all-natural product formula and a regimen of specifically designed procedures using hand-held home-care micro-needle devices, safe for in- home use. While we continue to have discussions we have not identified any distributors, or industry professionals in the tattoo business that may be able refer us their clientele when our DIY program becomes available; no commitments have been made as of the date of this prospectus.

While we have just started our business operations, discussions have been limited to advice and direction from other industry professionals. Any discussions that we may have cannot be formulated into a firm or even oral agreement for services until we have completed our Offering and pursued other financing sources or alternatives. Our intent is to further our discussions with these independent contractors, manufacturers, and distributors or other industry professionals, beyond just the casual stage of information sharing.

In order to be able to implement the foregoing plan of operations, we anticipate that we will need to secure financing of between $75,000 and $125,000 before the end of third quarter calendar year 2015. If we are not successful in raising this initial financing, we will not be able to proceed with our business plan. Our plan of operations requires us to complete this Offering and establish sources of financing in order to be able to fulfill our capital needs to develop, produce and furnish finished products (DIY tattoo removal program) for commercial markets and ultimately generate sales. Upon successful completion of this Offering, we will pursue along with development of our product line, obtaining a source of financing as well as establishing a public market for our common stock, which may then allow us to seek access to financing from sources that would not be available to us as a private company. This may then allow us to negotiate with strength in pursuing financing or strategic agreements with vendors, manufacturers, and financial institutions. We cannot predict the likelihood or timing of success in this area.

The Company has no current plans to be acquired or to merge with any other entity; nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

Business

Our goal is to develop a targeted business based on a series of an all-natural branded skincare product utilizing a regimen of home-care micro-needle device procedures marketed under the “Remove-By-You” brand name. Our goal is to develop, manufacture and market a line of quality products which includes our ‘Remove-By-You’ tattoo removal system and other support products.

We will ultimately use independent marketing professionals to gain introduction to our target market. Our target market will consist of men and women seeking an all-natural based product with the ability and predictability to remove their unwanted tattoo without harm to their skin or body. Nearly 40 million people in the United States sport tattoos and it is believed that half of them will end up regretting getting tattoos as reported by the American Society of Dermatological Surgery Association. As a result, laser procedures for tattoo removal have become one of the fastest growing areas of the dermatology industry. Approximately 20 percent of laser procedures performed over the past year were for tattoo removal. We believe we can provide a safe and all-natural alternative to laser procedures as well as caustic chemical processes.

We have not entered into any contract nor approached any industry or marketing consultants or independent contractors to assist us in this target market. We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or resources to enter into agreements with independent contractors, manufacturers, distributors or marketing firms.

Products

We are developing a skincare product targeted at the tattoo wearing public that later regrets their decision to get a tattoo. We hired an independent cosmetics formulator for the express purpose of assisting in the initial development of our unique all-natural product formula which consists of a complex blend of 15 different raw materials, which became the foundation of the DIY Remove-By-You system. These materials contain anti-oxidant properties that are believed by many to help fight free radical damage caused by sunlight, stress and other environmental factors, as well as assisting with the body’s natural healing process. We hired an experienced practicing acupuncturist to assist with designing the specific procedures or rolling patterns that comprises a regimen that employs the use of home-care micro-needle devices in the preparation of the skin and the macrophage. Micro-needling procedures and our all-natural based product formula were selected for its combined efficacy in helping correct existing skin damage, caused by tattoos, as well as age-related signs (such as wrinkles, reduced firmness and poor elasticity of the skin). Our goal is to develop a line of skincare products that use all-natural, renewable ingredients desired by our target market users and incorporation into their skincare regimen.

Our discussions with the independent cosmetics formulator and practicing acupuncture professional have been limited, and we currently do not have a legally-binding or any other formal agreement with either of them. If an agreement is reached with either of them in the future, we believe that they will provide for their services to be billed hourly.

Manufacturing

We do not intend to manufacture our products in our own facilities. Rather, we intend to outsource the manufacture of our products to one or more independent manufacturers that also manufacture skincare products for a number of other skincare businesses. The manufacturer will be expected to test our product formulations and conduct quality control in all aspects of manufacturing. During this testing, we expect to be making further adjustments to our formulations. While we believe that we may be able to contract or engage a manufacturer to perform these functions, we may not be able to do so. As discussed above (in Proposed Products), we will modify our plan of operations in a manner consistent with our at-that-time financial situation.

We currently have no arrangements with any manufacturer.

Marketing and Distribution

We intend to seek arrangements, at least initially, with tattoo parlors or other skincare retailers in the U.S. for the initial sale of our products. We intend to pursue exclusive relationships as a product provider that is all-natural and safe for tattoo removal. These efforts will be undertaken with the assistance of marketing professionals. We currently have no arrangements with any marketing professional; however, we have had discussions with a limited number of distributors of consumer goods and other skincare products. We will need to determine product differentiation, placement terms and pricing, anticipated order quantities, and labeling requirements.

We anticipate that we will have completed our initial manufacturing and packaging of products late in 2015 (i.e. December 2015) or early in 2016, provided that we obtain the necessary financing. There are no assurances that we will be successful in obtaining financing or in completing the development of our products within this timeframe or otherwise.

Industry

Making tattoos disappear is a multi-billion dollar business and growing. As unemployment continues to plague the United States economy and job hunters are required to be competitive, covering-up or removing tattoos is essential. Adding to this, among those already working, many are forced to hide their permanent colorful skin decorations as a way to maintain a professional image. Others who are tattooed are not motivated by professional concerns, but by personal taste. They may have simply fallen out-of-love with their tattoos or out-of-love with the name of the person indelibly inked on their skin (seemingly forever it is not).

Employees who choose to display their tattoos at work and still love them are finding that the rules of the workplace are gradually and regretfully, becoming more strict when it comes to appearance. Businesses are indirectly forcing employees to hide their tattoos with clothing, bandages or even cover-ups. For example, Pier-1 Imports, Bath & Body Works employees can be terminated for exposing tattoos while on the job.

Legal firms, accounting firms, investment banks and even upscale retailers might not want their employees to flaunt their ink; this is even the case when it comes to more untraditional professions such as cheerleading or dance where style and policy has reversed towards a natural skin image. A famous football cheerleading squad required their cheerleaders have an "official cover-up" for their tattoos – for which they used a temporary product called SmartCover™ to help while performing.

Tattoo removal is the focus, the ‘Remove-By-You’ System is our passion to the industry and its needs. Consumer demand requires expertise and is willing to pay for it. Tattoo removal businesses are at the forefront of an exploding industry ranging from laser removal, to chemical (caustic) removal, to alternative methods consisting of various lotions and creams with devices that are meant to accelerate the body’s lymphatic system like the ‘Remove-By-You’ System.

According to an online poll of 2,016 United States citizens conducted in 2012 by the Harris Poll currently one in five adults has at least one tattoo (21%) which is up from the 16% and 14% who reported having a tattoo when this question was asked in 2003 and 2008, respectively. That is 45 million people bearing ink. A more recent poll on behalf of NBC News and the Wall Street Journal found that 20 percent of respondents reported having a tattoo and, in a companion survey, 40 percent said someone in their household had a tattoo, up from 21 percent in 1999. The trend seems to be most prevalent in the Western United States -26% of adults in that region report having at least one-compared to fewer in the Eastern United States (21%), Midwest (21%) and Southern United States (18%). Adults aged 30-39 are most likely to have a tattoo (38%) compared to both those younger (30% of those 25-29 and 22% of those 18-24) and older (27% of those 40-49, 11% of those 50-64 and just 5% of those 65 and older). Women are slightly more likely than men, for the first time since this question was first asked, to have a tattoo (now 23% versus 19%). (Source: The Harris Poll®, Number 22, February 23, 2012)

Among those with a tattoo, most have never regretted getting a tattoo (86%) and three in ten say it makes them feel more sexy (30%). One-quarter say having a tattoo makes them feel rebellious (25%), 21% say both it makes them feel attractive or strong, 16% say it makes them feel spiritual and fewer say it makes them feel more healthy (9%), intelligent (8%) or athletic (5%).

However, among those without tattoos the opinions differ:

•

At least two in five say that people with tattoos are less attractive (45%) or sexy (39%);

•

One-quarter say that people with tattoos are less intelligent (27%), healthy (25%) or spiritual (25%);

•

However, having a tattoo seems to make little difference in non-tattooed people's perceptions regarding strength and athleticism (82% say it makes no difference); yet,

•

Half of those without a tattoo say people with tattoos are more rebellious (50%).

This idea connecting tattoos with rebelliousness is not new, however, it may be waning. In 2008 , among all adults (whether or not they had a tattoo) almost three in ten said that people with tattoos are more likely to do something most people consider deviant (29%), while 2% said people with tattoos were less likely to do something deviant and 69% said it made no difference. Today, the number of people who say adults with tattoos are more likely to do something most people consider deviant has dropped to 24%, and the number of people who say it makes no difference has gone up, to 74%.

Looking at some other forms of body art or expression, currently 49% of adults have pierced ears, which is consistent with the 50% who reported having pierced ears in 2008. Although ear piercing is fairly common, other piercings are not: only 7% say they have a piercing elsewhere on their body and 4% report having a facial piercing not on the ear. Only 1% of adults say that they currently have a henna, or non-permanent, tattoo.

Although tattoos may be gaining popularity (or at least frequency) among adults, the majority think that one should be an adult before being able to get a tattoo-84% of adults say that young people should be between 18 and 21 years of age before they are able to get a tattoo without parental permission. 8% think those 16 or 17 should be allowed to get tattoos and 6% say that the age limit should be 22 years or older.

Tattoos have long been a hobby for some, and with the recent proliferation of tattoo-related television shows, it seems interest in them may be broadening. Today 21%, of adults report having a tattoo which is up from previous years. It seems that with the increasing number of adults with tattoos this permanent body art is becoming more accepted - fewer people think it is related to deviant behavior than before - yet among those without tattoos there are still several negative stigmas associated with having tattoos. It will be interesting to see how these trends evolve in the future - if more people continue to get tattoos will the negative connotations decline, or will the percentage of Americans with tattoos begin to stagnate or wane and the stigmas hold? Either way every year millions of adults are added to the rolls of tattooing wearing users.

Table 1 – Who Has Tattoos? (Sample): All Adults

	2003	2008	2012
	%	%	%
All Adults	16	14	21
Region
East	14	12	21
Midwest	14	10	21
South	15	13	18
West	20	20	26
Age
18 - 24	13	9	22
25 - 29	36	32	30
30 - 39	28	25	38
40 - 49	14	12	27
50 - 64	10	8	11
65 +	7	9	5
Sex
Male	16	15	19
Female	15	13	23

Table 2 – Regret Having A Tattoo? (Sample): Currently Have a Tattoo.

	2003	2008	2012
	%	%	%
Yes	17	16	14
No	83	84	86

Indeed, an estimated 1 in 4 of all 18 to 29-year-olds have at least one tattoo. The biggest complaint among tattoo wearers, according to the Food and Drug Administration, is dissatisfaction with their tattoo or their decision to get their tattoo, usually at a turning point in their life. "We've had a big increase across the board in people seeking tattoo removal," says one physician who removes tattoos with laser assisted devices in the Mid-Atlantic region. "…we … see more women than men." Nearly 40 million adults sport tattoos and almost half end up regretting it according to a survey conducted by the American Society of Dermatological Surgery Association (despite Harris Poll results which state that 86% of respondents with tattoos do not have any regrets). As a result, laser assisted procedures for tattoo removal is becoming one of the fastest growing areas of the dermatology industry. With alternatives (both medical device assisted and non-medical device assisted) to laser assisted procedure removed tattoo services coming in a close second without the myriad of federal and state regulatory compliance and oversight in the use of laser assisted devices in order to remove those unwanted tattoos.

Approximately 20 percent of all laser assisted procedures performed over the past 24 months were for tattoo removal, according to the American Society of Dermatological Surgery Association. We believe these statistics are equally representative of the rest of the global market, albeit we are focused primarily on the North American market for the time being.

Competition

The tattoo removal business has grown quickly from 2007 with revenues expanding at an average annual rate of more than 20% to $65.6 million in annual revenues in 2012. Increased social acceptability of and interest in tattoos has driven the demand, which ultimately increased the pool of potential customers (i.e., tattoo removal consumers) who may regret their initial decision and want their tattoos removed. Further pushing growth has been the post-2007 recession, says industry analyst Justin Molavi, with “heightened unemployment increasing demand from job seekers who wanted to cover up tattoos to improve their job prospects.” At the same time, the recession caused disposable income to decline, which mitigated overall growth because it limited consumers' ability to pay for their tattoo removal.

Innovation has been a key focus in the tattoo removal business, with increasing use of Q-switching laser technology to remove tattoos, which allows less patient evasiveness and scarring. According to Molavi, “This move has not only resulted in higher demand for tattoo removal since consumers generally prefer this method, but also supported demand for tattoos because people now see how relatively easy it is to remove them with this method (in comparison to other methods used by the industry).” Industry players purchased this technology at accelerating rates to meet demand from customers who demanded tattoo removal.

Management believes that the industry will continue to grow over the next five years, albeit at a slower rate. Although demand will still be high, given the ease of removal with laser assisted technology, the boost in demand that resulted from high unemployment will fade as the United States economy gains steam and unemployment declines. The absence of the high growth experienced during the recent past will result in fewer new entrants. Although existing companies, such as MEDermis Laser Clinic, LaserAway and the Dr. Tattoff franchise business, only comprise a small share of the tattoo removal business revenue, they continue to increase market share through geographical expansion. It is believed that most ‘tattoo removal’ business will come from the Southeastern, Western and Mid-Atlantic regions of the United States due to their higher population densities and the presence of major metropolitan areas. While we are not a laser assisted technology tattoo removal business, we consider them our direct competitors, along with the large skincare manufacturers due to our all natural ingredient product formula.

We will compete using contacts to develop opportunities to meet prospective distributors that we will partner with as quickly as our limited resources will permit. These opportunities will come from contacts and referrals that we make through our independent consultants and our president. The ability to take advantage of these opportunities will depend upon our ability to secure sufficient funding for our product development and manufacturing and marketing and advertising professionals. However, we cannot predict the likelihood or timing for our success. No assurances can be given that our competitive strategy will have any success.

Intellectual Property

We have no patents or trademarks or applications pending.

Government Regulation and Industry Standards

We believe our business is not subject to material regulation under the laws of the United States or any states in which we plan to sell our all-natural skincare formula to be used with our ‘Remove-By-You’ system. Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

Employees

As of April 9, 2015, we had one employee, our founder and president, Mr. Markward. During the period November 25, 2014 (date of inception) through April 9, 2015 (the date of this prospectus), Mr. Markward has devoted a minimum of 5 hours per week to in excess of 30 hours per week as necessary for the business and its development. For the remainder of calendar year 2015, Mr. Markward will commit to providing at least 15 hours a week to us but may increase that number as necessary to continue to develop the business. As of this date and throughout calendar year 2015, Mr. Markward will continue to provide these services at no cost to the Company. We have no plans to compensate Mr. Markward for his efforts. For the immediate future, we intend to use independent contractors and consultants to assist in many aspects of our business on an as needed basis pending financial resources being available. We may use independent contractors and consultants once we receive sufficient funding to hire additional employees. Even then, we will principally rely on independent contractors for substantially all of our technical and manufacturing needs.

There is no written employment contract or agreement. Currently, we are not actively seeking additional employees or engaging any consultants through a formal written agreement or contract. Services are provided on an as-needed basis to date. This may change in the event that we are able to secure financing through equity or loans to the Company.

Property

Our office and mailing address is 128 Walnut Hill Road, Bethel, Connecticut 06801. The space is provided to us for free by Mr. Markward. The space is located in a part of Mr. Markward’s personal residence and the Company believes satisfactory and sufficient for the near-term as we grow our business. Mr. Markward incurs no incremental costs as a result of our using the space. There is no written lease agreement.

Litigation

We are not party to any pending or, to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management currently consists of:

Name	Age	Title
Kyle Markward	28	President, CEO, principal executive officer, treasurer, chairman, principal financial officer and principal accounting officer

Kyle Markward – founded the Company in November 2014. Mr. Markward with the assistance of two industry consultants developed an all-natural tattoo removal system that is the basis for Remove-By-You, Inc.’s business. Upon graduating from Western Connecticut State University with a Bachelor’s Degree in Science – Mathematics (2008), Mr. Markward began to see first-hand fellow graduates experiencing difficulty in securing permanent positions in the professional and business world with their ‘exposed’ tattoos. That personal experience propelled Mr. Markward to develop a program using home-care micro-needle devices (in-home use only) and an all-natural based product to remove unwanted tattoos for ink-wearing users. Mr. Markward upon graduation in May 2008 began employment as a Materials Handler (Level 1), ultimately leading to the position that he currently holds as a highly skilled Production Planner. Mr. Markward works at a world-class research and development facility located in Wilton, Connecticut. The facility designs, fabricates and tests complex assemblies for lithography systems. The Wilton R&D facility originated in the 1960’s as Perkin Elmer's lithography division, which was sold in 1990 to Silicon Valley Group. Silicon Valley Group in 2001 was acquired by ASML Holding, NV (ASML). ASML is a publicly traded Dutch company and a significant supplier of photolithography systems for the semiconductor industry. Mr. Markward since 2008, and through his employment with ASML, has consistently increased his management skills and responsibility, proving to be on an accelerated growth path. Mr. Markward has not held any senior positions in a public company nor does Mr. Markward have any accounting, financial reporting or legal education or experience that would be deemed necessary as the business grows in size and strength. Mr. Markward received awards in both Organic Chemistry and Product Planning which are the basis for the Company’s attention to detail and efficiency in developing new products.

Mr. Markward also has little to no experience in the skincare industry. Mr. Markward has no prior experience in the public markets, financial reporting or with the registration process (financial markets).  Mr. Markward has no current or past affiliations with any public registrant whether currently reporting with the Commission or dormant. Mr. Markward through the Company enlisted the aid of two consultants who work within the skincare industry and are readily available to the Company as it grows. Mr. Markward identified his lack of experience in both the skincare industry and financial /public markets as an area the Company needs to enhance in the near-term.

Possible Potential Conflicts

We plan to have our shares of common stock quoted on the OTCBB, which does not currently have any independent director requirements.

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the appropriate personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve potential conflicts of interest, we have entered into a written agreement with Mr. Markward specifying that any business opportunities that he may become aware of independently or directly through his association with us (as opposed to disclosure to his of such business opportunities by management or consultants associated with other entities) would be presented by his solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In December 2014, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with various applicable laws, rules and regulations,

•

the prompt reporting of violations of the code, as well as

•

adherence to the code and accountability.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on November 30, 2015. All officers are appointed annually by the Board of Directors, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have no additional directors besides our Chief Executive Officer and Chairman, all votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of RBY:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5.

found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Company’s board of directors will establish an audit committee and compensation committee. We believe we will need a minimum of five directors to have an effective committee system. The audit committee (when established, if ever) will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee (when established, if ever) will manage any stock option plan we may establish, as well as review and recommend compensation arrangements for officers. No determination has yet been made as to membership requirements for participants of these committees or when we may have sufficient members to establish such committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by RBY for any expenses incurred in attending directors' meetings provided that RBY has the resources to pay these fees. RBY will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period November 25, 2014 (inception) through November 30, 2014, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
[1] Kyle Markward	2014	−	−	−	−	−	−	3,000	3,000
CEO, CFO and Director

There is no formal employment agreement or arrangement with Mr. Markward at this time. Mr. Markward’s compensation (primarily through issuance of common stock for organizational services) has not been fixed or based on any percentage calculation. Mr. Markward makes all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any additional compensation for his services. Mr. Markward’s compensation may be formalized in the future if and when his services are considered full-time in nature, i.e. in excess of 2,080 hours per year and we have the necessary finances in order to pay him.

1

Mr. Markward received 3,000,000 shares of common stock of the Company for organizational services valued at $3,000. The Company does not intend on issuing additional shares to Mr. Markward for further organizational services or for his activities as an officer or director ..

Grants of Plan-Based Awards Table

None of our named executive officers received grants of stock, option awards or other plan-based awards during the period ended November 30, 2014. The Company had no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised stock options, and no restricted stock units , if any, held by our named executive officers vested during the period ended November 30, 2014. The Company had no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had outstanding stock or option awards as of November 30, 2014 that would be compensatory. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of April 9, 2015, we had 4,000,000 shares of common stock issued and outstanding which are held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and /or entities. This chart discloses those known by the Board of Directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 9, 2015; all officers and directors of RBY; and all of our officers and directors as a group.

		Amount of	Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Beneficial Ownership(b)	Before Offering	After Offering(d)
Common	Kyle Markward (c)	4,000,000	100.00%	50.00%

	Officers and directors as a group (1 person)	4,000,000	100.00%	50.00%

(a)

The address for purposes of this table is the Company’s address - 128 Walnut Hill Road, Bethel, Connecticut, 06801.

(b)

Unless otherwise indicated, RBY believes all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming options, warrants or convertible securities  held by such person (but not held by any other person) and exercisable within 60 days of the date indicated above, have been exercised.

(c)

Mr. Markward received 1,000,000 shares for selling a business plan, along with a certain all-natural product formula and process to remove tattoos utilizing home-care micro-needle devices to the Company on November 25, 2014. These processes, all-natural product formula and home-care micro-needling techniques are critical to our business.

(d)

Assumes the sale of maximum Offering shares (4,000,000 shares of common stock). The aggregate amount of shares of common stock to be issued and outstanding after this Offering will be 8,000,000 based upon such assumptions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The only promoters of the Company are Mr. Markward, our founder, President, and Chief Executive Officer, and Chief Financial Officer. The Company retained the services of Krueger LLP as its legal counsel on December 9, 2014. Our agreement with Krueger LLP provides for total legal fees of $20,000. Fees in the amount of $5,000 was due and payable upon engagement and the remainder is due upon completion of the Company’s registration statement filed on Form S-1 (total of $15,000) and payable from the maximum Offering proceeds.

Our office and mailing address is 128 Walnut Hill Road, Bethel, Connecticut 06801. The space is provided to us for free by Mr. Markward. The space is located in a part of Mr. Markward’s personal residence and the Company believes this space is satisfactory and sufficient for the near-term as we grow our business. Mr. Markward incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

The Company issued 3,000,000 shares of its common stock to its President, Chief Executive Officer and Chief Financial Officer in exchange for organizational services incurred upon incorporation in November 2014. These services were valued at $3,000.

Mr. Markward developed our do-it-yourself tattoo removal program. Mr. Markward received 1,000,000 shares of our common stock for selling an all-natural product based formula to be used in association with a regimen of specific procedures utilizing standard home-care micro-needle devices in order to assist in the removal of unwanted tattoos. The value of the DIY program purchased was $1,000 which approximates the cost incurred by Mr. Markward in developing the DIY program which is a key part of our business plan and operations.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on November 25, 2014. RBY is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 4,000,000 shares of our common stock issued and outstanding as of April 9, 2015 held by one shareholder, our President, Mr. Markward. Holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the Financial Industry Regulator Authority (FINRA), or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his or her demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

the articles of incorporation, and all amendments thereto,

ii.

bylaws and all amendments thereto; and

iii.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the SEC within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov through their “EDGAR” database service.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we will not be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, “resident domestic-corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

•

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws – Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121. Its telephone number is (801) 274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, current and potential market for our common stock is limited and liquidity of our shares may be severely limited. While a market maker has agreed to file an application on our behalf with FINRA so they may be able to quote shares of our common stock on the OTCBB, which is maintained by FINRA , commencing upon effectiveness of our registration statement of which this prospectus is a part of, and subsequent to the closing of this Offering. We do not have a formal or written agreement in place with market maker. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time required for such application process and approval. In the absence of a quotation or listing, no market will be available for investors in our common stock in order to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading on an exchange.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to significant price fluctuations in response to various events or factors, many of which are completely beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered in this prospectus.

This Offering will be conducted on a direct primary basis utilizing solely the efforts of Mr. Markward, president of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Markward. The intended methods of communication include, without limitation, telephone calls and personal contacts. In his endeavors to sell this Offering, Mr. Markward will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into an escrow account with our legal counsel, Krueger LLP. There can be no assurance that all, or any, of the shares will be sold.

Mr. Markward will not receive commissions for sales originated on our behalf. We believe Mr. Markward is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Markward:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a) 39 of the Act, at the time of his participation;

a.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker, dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. Purchasers in this Offering and in any subsequent trading market must be residents of the states where the shares have been registered or qualified for sale or an exemption from such registration or qualification is available. As of this date, we have not identified specific states where this Offering will be sold.

The proceeds from the sale of the shares in this Offering will be payable to Krueger LLP – Attorney-Client Trust (“Escrow Account”) and deposited into a noninterest-bearing account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any investor or the Company. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or provide for rescission rights). All subscription funds will be held in the Escrow Account pending acceptance of the subscription by the Company, and funds shall be released to RBY as received and cleared from the Escrow Account, until the maximum offering is fully subscribed for, or this Offering is closed, withdrawn or terminated. Thereafter, the escrow shall terminate.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date which is 48 hours from the date subscription and funds are received in the Escrow Account. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions. We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts to underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB and OTCQB Considerations

OTCBB and OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCBB and OTCQB security transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB and OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB (or for that matter OTCQB), a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB and OTCQB are separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB or OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB or OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB and OTCQB have no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC. The OTCQB has additional requirements regarding the minimum trading price of a company’s stock and the payment of fees in order to be eligible for the quotation of a company’s stock.

Although we anticipate that quotation on the OTCBB or OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB or OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors usually must contact a broker-dealer to trade OTCBB or OTCQB securities. Investors for the most part do not have direct access to the bulletin board service, even with some trading services that investors have available to them. For bulletin board securities, there only has to be one market maker.

OTCBB and OTCQB transactions are sometimes conducted manually within the broker-dealer network. Because there are limited automated systems for negotiating trades on some OTCBB or OTCQB securities, they are sometimes conducted via telephone or other antiquated services. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB or OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB and OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB and OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB or OTCQB, it is a necessity to process trades on the OTCBB or OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB and OTCQB stocks are usually not followed by analysts, with some exceptions, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for a listing with Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide RBY with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing with Mergent or similar type services designed to obtain manual exemptions if we are considered a “shell company” at the time of application.

33 states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. However, four states will impose filing requirements on the Company, and they are: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required filing notices in Michigan, New Hampshire, Texas and Vermont immediately after filing a Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Krueger LLP, La Jolla, California.

EXPERTS

The financial statements of Remove-By-You, Inc. as of November 30, 2014 and for the period November 25, 2014 (inception) to November 30, 2014 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PLS CPA, a Professional Corporation given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The information for the interim period ended February 28, 2015 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to shares of common stock to be sold in this Offering. This prospectus may not contain all the information included in the registration statement. For further information about us and the shares of common stock to be sold in this Offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended, and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 500 or more security holders and $10 million in assets and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies). The Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are available to the public at the SEC's web - site “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which contains audited financial statements, at no cost to you, by writing or telephoning us at the following address or phone number:

Remove-By-You, Inc.

128 Walnut Hill Road

Bethel, Connecticut 06801

203-648-6478

REMOVE-BY-YOU, INC.

(a Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

PLS CPA, A PROFESSIONAL CORPORATION

t4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Remove-By-You, Inc.

We have audited the accompanying balance sheet of Remove-By-You, Inc. (A Development Stage “Company”) as of November 30, 2014 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from November 25, 2014 (inception) to November 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remove-By-You, Inc. as of November 30, 2014, and the result of its operations and its cash flows for the period from November 25, 2014 (inception) to November 30, 2014 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

January 7, 2015

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

Remove-By-You, Inc.

(a Development Stage Company)

Balance Sheet

		November 30, 2014
ASSETS

CURRENT ASSETS:
Cash	$	−
Total Current Assets		−

TOTAL ASSETS	$	−

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable		$2,400
Loans – nonrelated party		610
TOTAL LIABILITIES		3,010

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding		−
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,000,000 shares issued and outstanding		4,000
Additional paid in capital		−
Deficit accumulated during development stage		(7,010)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)		(3,010)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$	−

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Statement of Operations

		For the period November 25, 2014 (inception) through November 30, 2014

Product revenue	$	−

Expenses:
Consulting services and other		2,510
Amortization expense		1,000
Organizational expenses		3,500
Loss before provision for income tax		7,010

Provision for income tax		−

Net loss		$(7,010)

Basic and diluted loss per share		$(0.00)

Weighted average common shares outstanding - basic and diluted		4,000,000

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

	Common Stock	Common Stock Amount		Additional Paid-in-capital		Retained Deficit	Total
Balance - November 25, 2014 (inception) Shares issued for organization costs	3,000,000	$3,000	$	−	$	−	$3,000
Shares issued for intangible asset (business plan) – November 25, 2014	1,000,000	1,000		−		−	1,000
Net loss	−	−		−		(7,010)	(7,010)
Balance – November 30, 2014	4,000,000	$4,000	$	−		$(7,010)	$(3,010)

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Statement of Cash Flows

		For the period November 25, 2014 (inception) through November 30, 2014

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss		$(7,010)
Amortization		1,000
Shares issued for organizational expense - services		3,000
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in accounts payable		2,400
Net Cash (Used in) Operating Activities		(610)

CASH FLOW FROM INVESTING ACTIVITIES		−

CASH FLOW FROM FINANCING ACTIVITIES:
Loans from nonrelated party		610
Repayment of loans to nonrelated party		−
Net Cash Provided by Financing Activities		610

CHANGE IN CASH		−
CASH AT BEGINNING OF PERIOD		−
CASH AT END OF PERIOD	$	−

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$	−
Income taxes	$	−

Non-cash investing and financing activities:
Stock issued for intangible asset – business plan		$1,000

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Notes to the Financial Statements

November 30, 2014

NOTE 1 – ORGANIZATION

Remove-By-You, Inc. (the Company) was incorporated under the laws of the State of Nevada on November 25, 2014. The Company issued 3,000,000 shares of common stock to its founder at inception in exchange for organizational costs which consisted of services. Following its formation, the Company issued 1,000,000 shares of common stock to our founder, as consideration for the purchase of a business plan along with several formulas and assorted selection of micro-needle devices for use in our proprietary tattoo removal business. Our founder paid approximately $1,000 for product formula, along with the micro-needle devices with which he personally developed the process and results. The acquisition was valued at $1,000.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) 915, Development Stage Entities.

The Company’s product formulas and tattoo removal service will use proprietary technology that will enable the user to safely remove his or her tattoo with minimal effort and discomfort. The Company’s product formula along with the micro-needle device program will safely remove the ink and design and allow the body to heal naturally without scarring.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company elected a November 30th, year-end.

b.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c.

Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

e.

Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f.

Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g.

Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment. For the period November 25, 2014 (inception) through November 30, 2014 we recognized $1,000 in amortization expense. On November 25, 2014 we purchased a business plan from our founder along with product formulas and commercially available micro-needle devices.

h.

Recently Issued Accounting Pronouncements

The Company implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $3,010 and a deficit accumulated during the development stage of $7,010 at November 30, 2014. As of November 30, 2014, the Company had not generated revenues and had no committed sources of capital or financing.

While the Company will attempt to generate revenues from services and products when developed, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that implementing its business plan will provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock ($0.001 par value) and 1,000,000 shares of preferred stock ($0.001 par value). The Company issued 3,000,000 shares of its common stock to its incorporator (chief executive officer and president), for organization services. These services and direct costs were valued at $3,000. Following its formation, the Company issued 1,000,000 shares of common stock to its incorporator, as consideration for the purchase of a business plan along with product formulas and commercially available micro-needle devices. Our incorporator, incurred approximately $1,000 in costs and or payments to develop and refine the tattoo removal process utilizing the product formulas and the micro-needle devices. The acquisition of the business plan along with the devices and product formula was valued at $1,000.

At November 30, 2014, there are 4,000,000 shares of common stock issued and outstanding.

NOTE 5 – LOANS - NONRELATED PARTY

As of November 30, 2014 the Company received $610 in loan proceeds from a nonrelated party. Through this nonrelated party we secured this interest free loan in order to fund working capital expenses. The Company does not expect to repay this loan anytime soon. This loan is unsecured and carries no interest rate or repayment terms.

NOTE 6 – INCOME TAXES

As of November 30, 2014, the Company had net operating loss carry forward of $7,010. This amount may be available to reduce future years’ taxable income.

		As of November 30, 2014

Deferred tax asset:
Net operating tax carry-forward		$2,453
Other		−
Gross deferred tax asset		2,453
Valuation allowance		(2,453)

Net deferred tax asset	$	−

Realization of deferred tax asset is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forward is expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of November 30, 2014 through January 7, 2014, the date these financial statements were available. On December 8, 2014 the Company received $9,000 in loans – nonrelated party to fund working capital expenditures. These loans are unsecured and carry no interest rate and are due and payable upon demand.

Remove-By-You, Inc.

(a Development Stage Company)

Balance Sheets

	February 28, 2015 (unaudited)	November 30, 2014 (audited)
ASSETS

CURRENT ASSETS:
Cash	$-	$-
Prepaid expenses	80	-
Total Current Assets	80	-

Deferred offering costs	9,920	-

TOTAL ASSETS	$10,000	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$15,000	$2,400
Loans – related party	224
Loans – nonrelated parties	16,465	610
TOTAL LIABILITIES	31,689	3,010

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,000,000 shares issued and outstanding	4,000	4,000
Additional paid in capital	-	-
Deficit accumulated during development stage	(25,689)	(7,010)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(21,689)	(3,010)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$-

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Statements of Operations

(unaudited)

	For the three month period ended February 28, 2015	For the period November 25, 2014 (inception) through February 28, 2015

Product revenue	$-	$-

Expenses:
Consulting services and other	18,679	21,189
Amortization expense	-	1,000
Organizational expenses	-	3,500
Loss before provision for income tax	18,679	25,689

Provision for income tax	-	-

Net loss	$(18,679)	$(25,689)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average common shares outstanding - basic and diluted	4,000,000	4,000,000

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Statements of Cash Flows

(unaudited)

	For the three month period ended February 28, 2015	For the period November 25, 2014 (inception) through February 28, 2015

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(18,679)	$(25,689)
Amortization	-	1,000
Shares issued for organizational expense - services	-	3,000
Adjustments to reconcile net loss to cash (used in) operating activities:
Change in prepaid expense	(80)	(80)
Change in deferred offering costs	(9,920)	(9,920)
Change in accounts payable	12,600	15,000
Net Cash (Used in) Operating Activities	(16,079)	(16,689)

CASH FLOW FROM INVESTING ACTIVITIES	-	-

CASH FLOW FROM FINANCING ACTIVITIES:
Loan from related party	224	224
Loans from nonrelated parties	15,855	16,465
Net Cash Provided by Financing Activities	16,079	16,689
CHANGE IN CASH	-	-
CASH AT BEGINNING OF PERIOD	-	-
CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Stock issued for intangible asset – business plan	$-	$1,000

See notes to the financial statements.

Remove-By-You, Inc.

(a Development Stage Company)

Notes to the Financial Statements

February 28, 2015

NOTE 1 – ORGANIZATION

Remove-By-You, Inc. (the Company) was incorporated under the laws of the State of Nevada on November 25, 2014. The Company issued 3,000,000 shares of common stock to its founder at inception in exchange for organizational costs which consisted of services. Following its formation, the Company issued 1,000,000 shares of common stock to our founder, as consideration for the purchase of a business plan along with several product formulas and an assorted selection of micro-needle devices for use in a proprietary tattoo removal business. Our founder paid approximately $1,000 for this developed product formula, along with the micro-needle devices with which he personally developed a unique program and results. The acquisition was valued at $1,000.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as that term is defined by Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) 915, Development Stage Entities ..

The Company’s product formulas and tattoo removal service will use proprietary technology that will enable the user to safely remove his or her tattoo with minimal effort and discomfort. The Company’s product formula along with the micro-needle device program will safely remove the ink and design and allow the body to heal naturally without scarring.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company elected a November 30th, year-end.

b. Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c. Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation , which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

d. Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

e. Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

f. Income Taxes

Income taxes are provided in accordance with ASC 740, Income Taxes .. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

g. Intangible Assets

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment. For the period November 25, 2014 (inception) through February 28, 2015 we recognized $1,000 in amortization expense. On November 25, 2014 we purchased a business plan from our founder along with product formula and commercially available micro-needle devices for use with this formula.

h. Recently Issued Accounting Pronouncements

The Company implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital of $31,609 and a deficit accumulated during the development stage of $25,689 at February 28, 2015. As of February 28, 2015, the Company had not generated revenues and had no committed sources of capital or financing.

While the Company will attempt to generate revenues from services and products when developed, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes implementation of its business plan will provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its business strategy and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate and sufficient financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 100,000,000 shares of common stock ($0.001 par value) and 1,000,000 shares of preferred stock ($0.001 par value). The Company issued 3,000,000 shares of its common stock to its incorporator (chief executive officer and president), for organization services. These services and direct costs were valued at $3,000. Following its formation, the Company issued 1,000,000 shares of common stock to its incorporator, as consideration for the purchase of a business plan along with product formulas and commercially available micro-needle devices. Our incorporator, incurred approximately $1,000 in costs and or payments to develop and refine the tattoo removal process utilizing the product formula and the micro-needle devices. The acquisition of the business plan along with the devices and product formula was valued at $1,000.

At February 28, 2015, there are 4,000,000 shares of common stock issued and outstanding.

NOTE 5 – LOAN - RELATED PARTY

As of February 28, 2015 the Company received $224 in loan proceeds from our founder, President and CEO. This related party loan was entered into to pay certain working capital expenses. The Company does not expect to repay this related party loan anytime soon. This loan is unsecured and carries no interest rate or a repayment term.

NOTE 6 – LOANS - NONRELATED PARTIES

As of February 28, 2015 the Company received $16,465 in loan proceeds from two nonrelated parties. Through these two nonrelated parties we secured two interest free loans in order to fund our working capital expenses. The Company does not expect to repay either loan anytime soon. These loans are unsecured and carry no interest rate or repayment terms.

NOTE 7 – DEFERRED OFFERING COSTS

Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the proposed common stock offering. Deferred offering costs related to the common stock offering will offset proceeds recorded as equity if the transaction is completed or charged to expense if the common stock offering is not completed. As of February 28, 2015, deferred offering costs were $9,920.

NOTE 8 – INCOME TAXES

As of February 28, 2015, the Company had net operating loss carry forward of $25,689. This amount may be available to reduce future years’ taxable income.

As of February 28, 2015

Deferred tax asset:
Net operating tax carry-forward	$8,991
Other	-
Gross deferred tax asset	8,991
Valuation allowance	(8,991)

Net deferred tax asset	$-

Realization of deferred tax asset is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forward is expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of February 28, 2015 through April 7, 2015 the date the financial statements were available to be issued. On April 6, 2015 the Company received $2,000 in loans – nonrelated parties to fund working capital expenses.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided throughout this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until _______________, 2015 (90 days after the commencement of this Offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

4,000,000 Shares

Remove-By-You, Inc.

Common Stock

PROSPECTUS

___________ __, 2015

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	7
RISK FACTORS	8
USE OF PROCEEDS	20
THIS OFFERING	21
DETERMINATION OF OFFERING PRICE	22
DILUTION	23
DIVIDEND POLICY	24
MARKET FOR SECURITIES	24
NOTE REGARDING FORWARD LOOKING STATEMENTS	26
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	26
BUSINESS	32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	38
PRINCIPAL SHAREHOLDERS	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
DESCRIPTION OF CAPITAL STOCK	42
PLAN OF DISTRIBUTION	45
LEGAL MATTERS	49
EXPERTS	49
UNAUDITED INTERIM FINANCIAL STATEMENTS	50
WHERE YOU CAN FIND MORE INFORMATION	50

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such , of which there should be none. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$4.65
NASD filing fee	100.00
*Accounting fees and expenses	6,000.00
*Legal fees and expenses	15,000.00
*Transfer agent fees	1,500.00
*Blue Sky fees and expenses	2,500.00
*Miscellaneous expenses	2,395.35

Total	$27,500.00

* Indicates expenses been estimated for filing purposes.

RBY will pay for all costs and fees associated with this Offering in the following manner: (i) incidental fees and costs associated with this Offering, which include all expenses and fees outlined above and (ii) legal fees due and owing to our securities counsel may be deferred and paid when available if we do not achieve the maximum offering amount. We anticipate that we will be able to pay the full amount due from proceeds of this Offering if the maximum offering proceeds amount is achieved.

ITEM 14 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: “No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, the Registrant issued securities without registration under the Securities Act on terms and circumstances described in the following paragraphs.

Of the 4,000,000 outstanding shares, 3,000,000 were issued to Mr. Markward, the Company’s president, upon our incorporation in Nevada in November 2014 in exchange for organizational services incurred upon incorporation. Following its formation, the Company issued 1,000,000 shares of its common stock to Mr. Markward, as consideration for a certain unique all-natural product based formula to be used with a regimen of home-care micro-needle devices to remove unwanted tattoos through a DIY or do-it-yourself program.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

Notwithstanding being accredited all security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16 EXHIBITS

3.1*

Articles of Incorporation

3.2*

Bylaws of Remove-By-You, Inc.

5.1

Opinion of Krueger LLP

10.2*

Conflict of Interest Agreement

14.1*

Code of Ethics of Remove-By-You, Inc.

23.1

Consent of PLS CPA, a professional corporation

23.2

Consent of Krueger LLP (included in Exhibit 5.1)

99.1*

Subscription Agreement

99.2*

Escrow Agreement

* Filed with initial filing on Form S-1, January 20, 2015.

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17 UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

4.

Not used.

5.

Not used.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to this Offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to this Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to this Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in this Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethel, the State of Connecticut on the 9th day of April, 2015.

REMOVE-BY-YOU, INC.

/s/ Kyle Markward
By: Kyle Markward, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Kyle Markward		April 9, 2015
By: Kyle Markward Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer